                                                                 EXHIBIT 99.1


                    VOTING AGREEMENT AND IRREVOCABLE PROXY

  VOTING AGREEMENT AND IRREVOCABLE PROXY dated April 22, 1998, among the several stockholders of ACCELGRAPHICS, INC., a Delaware corporation (the "Company"), that are parties hereto (each, a "Stockholder" and, collectively, the "Stockholders"), and EVANS & SUTHERLAND COMPUTER CORPORATION, a Utah corporation ("E&S").

  WHEREAS, E&S and E&S Merger Corp., a Utah corporation and a wholly owned subsidiary of E&S ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated the date hereof (as amended from time to time, the "Merger Agreement;" capitalized terms being used herein as defined therein unless otherwise defined herein), with the Company, which provides, among other things, that the Company will merge with and into Merger Sub (the "Merger");

  WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), set forth on Exhibit A attached hereto (with respect to each Stockholder, such Stockholder's "Existing Shares" and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder's "Shares"); and

  WHEREAS, as a condition to the willingness of E&S to enter into the Merger Agreement, E&S has requested that the Stockholders agree, and in order to induce E&S to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                               VOTING AGREEMENT

  1.01 VOTING AGREEMENT. Each Stockholder, severally and not jointly, hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Article IV hereof, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such Stockholder will vote (or cause to be voted) such Stockholder's Shares: (a) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (b) except as otherwise agreed to in writing in advance by E&S or except in the case of a Superior Proposal as defined in Section 6.05 of the Merger Agreement, against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement; and
(c) against any action, proposal, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the Merger Agreement, the Merger or this Agreement. No Stockholder shall enter into any agreement or understanding with any person or entity to vote such Stockholder's shares or give instructions in any manner inconsistent with this Section 1.01. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

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  1.02 IRREVOCABLE PROXY. If, and only if, any Stockholder fails to comply with the provisions of Section 1.01 (as determined by E&S in its sole discretion), such Stockholder hereby agrees that such failure shall result, without any further action by such Stockholder, in the irrevocable appointment of E&S, and each of its officers, as such Stockholder's attorney-in-fact and proxy pursuant to the provisions of Section 212(c) of the General Corporation Law of the State of Delaware, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to such Stockholder's Shares at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1.01. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A STOCKHOLDER MAY TRANSFER ANY OF HIS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to such Stockholder's Shares with respect to the matters contemplated by Section 1.01 above that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by any Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder.

                                  ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

  Each Stockholder, severally and not jointly, hereby represents and warrants to E&S in respect of such Stockholder as follows:

  2.01 AUTHORITY RELATIVE TO THIS AGREEMENT. Such Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform such Stockholders' obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

  2.02 NO CONFLICT.

    (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not,
  (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Shares owned by such Stockholder are bound or affected or (ii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares owned by such Stockholder are bound or affected.

    (b) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, domestic or foreign, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, or the HSR Act.

  2.03 TITLE TO THE SHARES. As of the date hereof, such Stockholder is the record and beneficial owner of the number of shares of Common Stock set forth on Exhibit A attached hereto opposite the name of such Stockholder. Such Shares are all the securities of the Company owned, either of record or beneficially, by such Stockholder. The Shares owned by such Stockholder are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights,

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charges and other encumbrances of any nature whatsoever. Except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder.

                                  ARTICLE III

                         COVENANTS OF THE STOCKHOLDERS

  3.01 NO DISPOSITION OR ENCUMBRANCE OF SHARES. Each Stockholder, severally and not jointly, hereby agrees that, except as contemplated by the Merger Agreement, such Stockholder shall not (i) sell, transfer, tender, assign, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to, any of such Stockholder's Shares (or agree or consent to, or offer to do, any of the foregoing), (ii) take any action that would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing his or her obligations or, (iii) directly or indirectly, initiate, solicit or encourage any person to take actions that could reasonably be expected to lead to the occurrence of any of the foregoing.

  3.02 NO SOLICITATION OF TRANSACTIONS. Each Stockholder, severally and not jointly, agrees that between the date of this Agreement and the date of termination of the Merger Agreement, such Stockholder will not (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person relating to any Competing Transaction, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek a Competing Transaction. Each Stockholder immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. Each Stockholder shall notify E&S promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to E&S, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Notwithstanding any term of this Article III, all actions that may be taken following the date hereof by the Stockholder or any affiliate of the Stockholder in their capacity as a member of the Board of Directors of the Company shall be governed solely by the terms of the Merger Agreement and not by the terms of this Agreement.

                                  ARTICLE IV

                                  TERMINATION

  4.01 TERMINATION. This Agreement shall terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no further effect upon the earliest of (a) the Effective Time of the Merger or (b) the termination of the Merger Agreement pursuant to Section
8.01. Nothing in this Section 4.01 shall relieve any party of liability for any breach of this Agreement.

                                   ARTICLE V

                                 MISCELLANEOUS

  5.01. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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  5.02 FURTHER ASSURANCES. Each Stockholder and E&S will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  5.03 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

  5.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between E&S and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between E&S and the Stockholders with respect to the subject matter hereof.

  5.05 AMENDMENT; WAIVER. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

  5.06 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts executed in and to be performed in that State, without regard to the conflict of law provisions thereof.

  5.07 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  5.08 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.08):

  (a) if to any Stockholder, addressed to such Stockholder:

      AccelGraphics, Inc.
      1873 Barber Lane
      Milpitas, California 95035
      Attn: Chief Executive Officer

  with a copy to:

      Venture Law Group
      A Professional Corporation
      2800 Sand Hill Road
      Menlo Park, California 94025
      Attn: Steven J. Tonsfeldt, Esq.

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  (b) if to E&S:

      Evans & Sutherland Computer Corporation
      600 Komas Drive
      Salt Lake City, Utah 84108
      Attention: John T. Lemley

  with copies to:

      Snell & Wilmer, L.L.P.
      111 East Broadway, Suite 900
      Salt Lake City, Utah 84111
      Attention: David F. Evans, Esq.

  5.09 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  5.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                 EVANS AND SUTHERLAND COMPUTER CORPORATION

                                                /s/ James R. Oyler
                                          By: _________________________________
                                            Name:James R. Oyler
                                            Title:Chief Executive Officer


                       [VOTING AGREEMENT SIGNATURE PAGE]

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                                                 /s/ Stephen L. Bartlett
                                          -------------------------------------
                                                   Stephen L. Bartlett

                                                    /s/ Nancy E. Bush
                                          -------------------------------------
                                                      Nancy E. Bush

                                                   /s/ Jeffrey W. Dunn
                                          -------------------------------------
                                                     Jeffrey W. Dunn

                                                   /s/ Lew S. Epstein
                                          -------------------------------------
                                                     Lew S. Epstein

                                                  /s/ David W. Pidwell
                                          -------------------------------------
                                                    David W. Pidwell


                       [VOTING AGREEMENT SIGNATURE PAGE]

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                                                    /s/ Niraj Swarup
                                          -------------------------------------
                                                      Niraj Swarup


                                                     /s/ Arthur Yan
                                          -------------------------------------
                                                       Arthur Yan

                                          ADVANCED TECHNOLOGY VENTURES IV,
                                           L.P.

                                          By: ATV Associates IV, L.P.

                                                   /s/ Jos C. Henkens
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------


                                          STF II, L.P.
                                          c/o IndoSuez Ventures

                                                    /s/ David E. Gold
                                          By:----------------------------------

                                                      David E. Gold
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------


                                          ASSET MANAGEMENT ASSOCIATES 1996,
                                           L.P.
                                          By: AMC Partners 96, L.P.,
                                              its General Partner

                                                 /s/ W. Ferrell Sanders
                                          By:----------------------------------

                                                   W. Ferrell Sanders
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]

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                                          AVI CAPITAL, L.P.

                                          By: AVI Capital Management, L.P.,
                                              its General Partner

                                                    /s/ Peter Wolken
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------


                                          ASSOCIATED VENTURE INVESTORS II,
                                           L.P.

                                          By: AVI Management Partners III,
                                           L.P.

                                                    /s/ Peter Wolken
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------


                                          AVI PARTNERS GROWTH FUND II, L.P.

                                          By: AVI Management Partners III,
                                           L.P.

                                                    /s/ Peter Wolken
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------


                                          AVI SILICON VALLEY PARTNERS, L.P.

                                          By: AVI Management Partners III,
                                           L.P.

                                                    /s/ Peter Wolken
                                          Name:--------------------------------
                                                         (print)

                                                     General Partner
                                          Title:
                                              ---------------------------------

                       [VOTING AGREEMENT SIGNATURE PAGE]

                                     A-3-8